UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report:
December 20, 2007
(Date of earliest event reported)
THOMAS & BETTS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)
Tennessee
(State or Other Jurisdiction of Incorporation)

1- 4682	22-1326940
(Commission File Number)	(IRS Employer Identification No.)
8155 T&B Boulevard
Memphis, Tennessee 38125
(Address of Principal Executive Offices)(Zip Code)
(901) 252-8000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Compensatory Arrangements of Certain Officers.
     (b) Christopher P. Hartmann will resign his position as Chief Operating Officer of Thomas & Betts Corporation (the “Company”) effective January 4, 2008, in order to assume a senior management position with a major electrical distributor.
     (e) On December 20, 2007, the Compensation Committee of the Board of Directors of the Company approved a Separation Agreement and General Release (the “Separation Agreement”) between the Company and Mr. Hartmann to recognize his contributions to the Company’s continued success and as consideration for the restrictive covenants contained in the Separation Agreement. Mr. Hartmann’s Separation Agreement contains a two (2) year covenant not to compete with the Company as well as prohibitions on the use of the Company’s proprietary, confidential, and trade secret information. Mr. Hartmann also has an affirmative duty of cooperation to deliver and execute all necessary documents desirable to the Company to maintain and protect its proprietary information. In return Mr. Hartmann will receive a one-time lump sum payment of $960,000, less applicable deductions.
     A copy of Mr. Hartmann’s Separation Agreement is attached as Exhibit 10.16 to this Form 8-K.
Item 8.01 — Other Events
     See Item 5.02 above.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits

10.16	Separation Agreement and General Release between Christopher P. Hartmann and Thomas & Betts Corporation dated effective January 4, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thomas & Betts Corporation
(Registrant)

By:	/s/ W. David Smith, Jr.

W. David Smith, Jr.
Assistant General Counsel and
Assistant Secretary
Date: December 20, 2007

Exhibit Index

Exhibit No.	Description

10.16†	Separation Agreement and General Release between Christopher P. Hartmann and Thomas & Betts Corporation dated effective January 4, 2008.

† Management contract or compensatory plan or arrangement.